EXHIBIT 4.6



                9% Deferrable Interest Subordinated Debentures,
                               Series A due 2043


No. 2                                                               $228,092,784

PECO Energy Company, a Pennsylvania corporation (the "Company"), which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to PECO Energy Capital, L.P. ("PECO Energy Capital") or registered assigns, the principal sum of Two Hundred Twenty-Eight Million Ninety-Two Thousand Seven Hundred Eighty-Four Dollars on July 27, 2043, and to pay interest on said principal sum from July 27, 1994 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, monthly in arrears on the last day of each calendar month of each year commencing August 1, 1994 at the rate of 9% per annum plus Additional Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Debentures (as defined below) is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Series A Debenture is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Series A Debenture is registered at the close of business on a special record date to be fixed by the Trustee (as defined below) for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series A Debentures not less than 10 days prior to such special record date, as more fully provided in the Indenture hereinafter referred to. The principal of (and premium, if any) and the interest on this Series A Debenture shall be payable at the

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office or agency of the Company maintained for that purpose in Wilmington,
Delaware, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of this Series A Debenture is PECO Energy Capital, the payment of the principal of (and premium, if any) and interest (including Additional Interest, if any) on this Series A Debenture will be made at such place and to such account as may be designated by PECO Energy Capital.

          The indebtedness evidenced by this Series A Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Series A Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Series A Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Series A Debentures"), specified in the Indenture, limited in aggregate principal amount as specified in the Indenture, issued under and pursuant to an Indenture dated as of July 1, 1994 (the "Indenture") executed and delivered between the Company and Meridian Trust Company, as trustee (the "Trustee") to which reference is made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, debentures (the "Debentures") are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

          The Series A Debentures are subject to mandatory redemption prior to maturity at 100% of the principal amount thereof plus accrued interest to the redemption date as follows:


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          (i)  in whole upon the dissolution of PECO Energy Capital; and

          (ii) in whole or in part upon a redemption of the Series A Preferred Securities (as defined in the Indenture), but if in part, in an aggregate principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities redeemed.

          The Series A Debentures are subject to redemption prior to maturity at any time on or after July 27, 1999 at the option of the Company, in whole or in part, at 100% of the principal amount thereof plus accrued interest to the redemption date.

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

          Subject to certain exceptions in the Indenture which require the consent of every Holder, (i) the Indenture or the Series A Debentures may be amended with the written consent of the Holders of a majority in aggregate principal amount of the Series A Debentures at the time outstanding, and (ii) certain defaults or noncompliance with certain provisions may be waived by the written consent of the Holders of a majority in aggregate principal amount of the Series A Debentures at the time outstanding. Subject to certain exceptions in the Indenture, without the consent of any Debentureholder, the Company and the Trustee may amend the Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to bind a successor to the obligations of the Indenture, to provide for uncertificated Debentures in addition to certificated Debentures, to comply with any requirements of the Debentures and Exchange Commission in connection with the qualification of the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Debentureholder. Amendments bind all Holders and subsequent Holders.

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          No reference herein to the Indenture and no provision of this
Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

          The Company shall have the right at any time during the term of the Series A Debentures, from time to time to extend the interest payment period of such Debentures to up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Debentures to the extent that payment of such interest is enforceable under applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, redeem or purchase any of its capital stock. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Period together with all such further extensions thereof shall not exceed 60 consecutive months. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment period.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Registrar accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the

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Company nor the Trustee nor any payment agent nor any Debenture Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Debenture shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication below.

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          IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                                         PECO ENERGY COMPANY


                                         By: __________________________
                                         Name: J. Barry Mitchell
                                         Title: Vice President -
                                                Finance and Treasurer

[SEAL]

Attest:


------------------------------
Name:
Title:


Dated:  December __, 1994

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Debentures referred
to in the within-mentioned Indenture.

MERIDIAN TRUST COMPANY


By: __________________________
               Name

------------------------------
     Authorized Signatory



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                                ASSIGNMENT FORM


          To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to:

        ---------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)

        ----------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________ agent to transfer this Debenture on the books of the Debenture Register. The agent may substitute another to act for him.


Dated:  ________________            Signature: ________________________
                                    (Sign exactly as your name appears
                                     on the other side of this Debenture)


Signature Guaranty: ________________________